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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-36928, 33-44215, 33-46310, 33-63350, 33-69034, 33-51443, 33-52517, 33-57049 and
33-64449) and in the Registration Statements on Form S-8 (Nos. 33-10621, 33-21756, 33-34288, 33-48858 and 33-54233) of United Asset Management
Corporation of our report dated February 7, 1996 appearing on page 56 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
March 25, 1996


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